EXHIBIT D
NOTICE OF CANCELLATION OF TENDER
Regarding Interests in
J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated September 25, 2008
THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF CANCELLATION OF TENDER MUST BE
RECEIVED BY PNC GLOBAL INVESTMENT SERVICING (U.S.) INC. BY,
12:00 MIDNIGHT, NEW YORK TIME, ON FRIDAY, OCTOBER 24, 2008,
UNLESS THE OFFER IS EXTENDED.
Complete This Notice of Cancellation of Tender And Return To:
J.P. Morgan Multi-Strategy Fund, L.L.C.,
c/o PNC Global Investment Servicing (U.S.) Inc.
P.O. Box 219
Claymont, DE 19703
Attention: Tender Offer Administrator
Phone: (302) 791-2810
Fax: (302) 791-3045

Ladies and Gentlemen:
     The undersigned wishes to cancel the tender of its limited liability company interest in J.P. Morgan Multi-Strategy Fund, L.L.C. (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                                         .
     Such tender was in the amount of:
          ☐ The undersigned’s entire limited liability company interest.
          ☐ A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.
          $
     The undersigned recognizes that upon the submission on a timely basis of this Notice of Cancellation of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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